As filed with the Securities and Exchange Commission on June 5, 1996
                                                   Registration No. 333-[_____]
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                               ------------------


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------


                               OHIO EDISON COMPANY
             (Exact name of Registrant as specified in its charter)
                               ------------------


             OHIO                                            34-0437786
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)


                     76 SOUTH MAIN STREET, AKRON, OHIO 44308
                    (Address of principal executive offices)

        Registrant's Telephone Number Including Area Code: (330) 384-5100

                               ------------------


                             N.C. ASHCOM, Secretary
                              76 South Main Street
                                Akron, Ohio 44308
                                 (330) 384-5504
            (Name, address and telephone number of agent for service)
                               ------------------


            The Commission is requested to mail signed copies of all
                     orders, notices and communications to:

           MICHAEL F. CUSICK                   VINCENT PAGANO, JR.
   Winthrop, Stimson, Putnam & Roberts      Simpson Thacher & Bartlett
         One Battery Park Plaza                425 Lexington Avenue
        New York, NY 10004-1490               New York, NY 10017-3954

                               ------------------


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                 Proposed            Proposed
                                                                                 maximum              maximum            Amount of
               Title of each class of                     Amount being        offering price         aggregate          registration
            securities being registered                    registered            per unit        offering price<F1>         fee
- ------------------------------------------------------------------------------------------------------------------------------------
Mortgage Bonds......................................      $50,000,000              100%             $50,000,000           $17,242
====================================================================================================================================

<F1> Estimated solely for the purpose of calculating the registration fee.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                    Subject to Completion, Dated June 5, 1996
PROSPECTUS


                                   $50,000,000


                               Ohio Edison Company

                                 MORTGAGE BONDS

                           ---------------------------


         Ohio Edison Company (the "Company") intends from time to time to offer its mortgage bonds (the "New Bonds") in an aggregate principal amount not to exceed $50,000,000, in amounts, at prices and on terms to be determined at the time or times of sale. For each issue of New Bonds for which this Prospectus is being delivered (the "Offered Bonds") there is an accompanying Prospectus Supplement (the "Prospectus Supplement") that sets forth, as applicable, the aggregate principal amount, maturity, rate and time of payment of interest, purchase price, any terms for redemption and any other special terms of the Offered Bonds.

                           ---------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                           ---------------------------



         The Company may sell the New Bonds through underwriters, dealers or agents, or directly to one or a limited number of purchasers. The initial public offering price, if any, and the net proceeds to Ohio Edison Company from the sale of any Offered Bonds, together with the names of any underwriters, dealers or agents relating to such sale and any applicable commissions or discounts, will be set forth in the applicable Prospectus Supplement.



June __, 1996


                           ---------------------------



         Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus or any Prospectus Supplement, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by Ohio Edison Company or any underwriter or agent. This Prospectus or any Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus or any Prospectus
Supplement at any time nor any sale made hereunder shall, under any circumstance, imply that the information herein or therein is correct as of any date subsequent to the date hereof or thereof.

                              AVAILABLE INFORMATION

         Ohio Edison Company (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning the Company's directors and officers, their remuneration, the principal holders of the Company's securities and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to stockholders of the Company and filed with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.

         Information relating to the Depository Trust Company ("DTC") and DTC's book-entry only system is based upon information furnished by DTC.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

         1.  Annual Report on Form 10-K for the year ended December 31, 1995.

         2.  Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

         All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Bonds hereunder shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of the filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"; provided, however, that all documents filed by the Company pursuant to Section 13, 14 or 15 of the Exchange Act in each year during which the offering made by this Prospectus is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K).

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Ohio Edison Company, Investor Services, 76 South Main Street, Akron, Ohio 44308, telephone number 1-800-736-3402. The information relating to the Company contained in this document does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents.

                               SUMMARY INFORMATION

         The following is qualified in its entirety by the information and financial statements (including notes thereto) appearing elsewhere herein, in documents incorporated herein by reference and in any Prospectus Supplement.


                                  THE OFFERING

Securities

         Mortgage  bonds  in  an  aggregate   principal  amount  not  to  exceed
$50,000,000.

Redemption Provisions

         To be determined at the time of sale of the Offered Bonds and set forth in the related Prospectus Supplement.

Use of Proceeds

         Proceeds are expected to be used for general corporate purposes. The use of the proceeds from any particular Offered Bonds will be set forth in the related Prospectus Supplement.

Priority and Security

         The New Bonds will be secured primarily by the First Mortgage Bonds (as defined herein) held by the New Mortgage Trustee (as defined herein) and by the lien of the New Mortgage (as defined herein) on the Company's properties used in the generation, production, transmission or distribution of electric energy. Substantially all of such property, while subject to the lien of the New Mortgage, will be also subject to the prior lien of the First Mortgage (as defined herein) which is, in the opinion of the Company's counsel, a direct first lien on substantially all of the Company's physical property and franchises, subject only to excepted encumbrances as defined in the First Mortgage.

                                    CERTAIN CONSOLIDATED FINANCIAL INFORMATION
                           (Thousands, except per share amounts, ratios and percentages)

                                                                                                                    Twelve Months
                                                                   Year Ended December 31,<F1>                       Ended March
                                                 1991           1992           1993<F2>      1994         1995        31, 1996
                                              ----------     ----------      ----------   ----------   ----------   -------------
Income Summary:                                                                                                      (Unaudited)
  Operating Revenues.......................   $2,358,946     $2,332,378      $2,369,940   $2,368,191   $2,465,846    $2,489,748
  Net Income...............................   $  264,823     $  276,986      $   82,724   $  303,531   $  317,241    $  319,055
  Earnings on Common Stock.................   $  240,069     $  253,060      $   59,017   $  281,852   $  294,747    $  298,795
  Earnings per share of Common Stock.......        $1.60          $1.70            $.39        $1.97        $2.05         $2.08
  Ratio of Earnings to Fixed Charges<F3>...         1.95           2.01            1.12         2.24         2.32          2.34


                                                                                               March 31, 1996
                                                                                           ----------------------
                                                                                           Outstanding      Ratio
                                                                                           -----------      -----
Capitalization Summary:                                                                         (Unaudited)
  Common Stockholders' Equity.........................................................      $2,426,113       43.6%
  Preferred Stock Not Subject to Mandatory Redemption.................................         211,870        3.8%
  Preferred Stock Subject to Mandatory Redemption.....................................          40,000        0.7%
  Company obligated mandatorily redeemable preferred
    securities of subsidiary trust holding solely
    Company subordinated debentures...................................................         120,000        2.2%
  Long-Term Debt<F4>...................................................................      2,759,970       49.7%
                                                                                             ---------      -----
                  Total Capitalization................................................      $5,557,953      100.0%
                                                                                           ===========      =====


- -------------------------

<F1> Derived from audited financial information.
<F2> Includes net after tax charges of  $218,377,000  ($1.43 per share) relating primarily  to the  termination  of Perry  Unit 2,  partially  offset by the cumulative effect of a change in accounting for unbilled revenues.
<F3> "Earnings" for purposes of these  calculations have been computed by adding to  "income  before  extraordinary  items"  all  taxes  based on  income or profits,  total  interest  charges and the  estimated  interest  element of rentals charged to income.  "Fixed charges" include total interest charges, the estimated interest element of rentals and subsidiaries' preferred stock dividend  requirements,  determined on a "pre-income  tax" basis (computed, where  applicable,  at the  effective  income tax rates for the  applicable periods). These ratios exclude fixed charges applicable to the guarantee of
     the  debt  of  a  coal  supplier   aggregating   $13,298,000,   $9,762,000,
     $8,565,000,  $7,424,000,  $6,315,000  and  $5,957,000  for each of the five years in the period  ended  December  31, 1995 and the twelve  months ended
     March 31, 1996, respectively.
<F4> Excludes $302,707,000 of long-term debt due to be repaid or subject to put options within one year.

                               OHIO EDISON COMPANY

         The Company was organized under the laws of the State of Ohio in 1930 and owns property and does business as an electric public utility in that state. The Company also has ownership interests in certain facilities located in the Commonwealth of Pennsylvania. The Company's principal executive offices are located at 76 South Main Street, Akron, Ohio 44308, telephone number 1-800-736-3402.

         The Company furnishes electric service to communities in a 7,500 square mile area of central and northeastern Ohio. It also provides transmission services and electric energy for resale to certain municipalities in the Company's service area and transmission services to certain rural cooperatives. The Company also engages in the sale, purchase and interchange of electric energy with other electric companies. The area it serves has a population of approximately 2,530,000.

         The Company owns all of the outstanding common stock of Pennsylvania Power Company ("Penn Power"), a Pennsylvania corporation, which furnishes electric service to communities in a 1,500 square mile area of western Pennsylvania. Penn Power also provides transmission services and electric energy for resale to certain municipalities in Pennsylvania. The area served by Penn Power has a population of approximately 342,000.

         Sources of generation for the Company and Penn Power (the "Companies") during the twelve months ended March 31, 1996 were 74.0% coal and 26.0% nuclear.


                                 USE OF PROCEEDS

         The Company proposes to use the proceeds from the sale of the New Bonds for general corporate purposes. The specific uses to which the proceeds may be applied will be set forth in the related Prospectus Supplement. Pending application of the proceeds, the Company may make short-term cash investments.


                       FINANCING AND CONSTRUCTION PROGRAMS

         The Companies' total construction costs, excluding nuclear fuel, amounted to approximately $166,000,000 in 1995. Such costs included expenditures for the betterment of existing facilities and for the construction of transmission lines, distribution lines, substations and other additions. The Companies currently forecast expenditures of approximately $650,000,000 for property additions and improvements from 1996-2000, of which approximately $160,000,000 is applicable to 1996. Various Federal, state and local authorities regulate the Companies with regard to air and water quality and other
environmental   matters.   The  Companies  have  estimated   additional  capital
expenditures for environmental compliance of approximately $17,000,000 for the period 1996 through 2000, which is included in the construction forecast.

         During the 1996-2000 period, maturities of, and sinking fund requirements for, long-term debt and preferred stock will require expenditures of approximately $1,300,000,000, of which approximately $264,000,000 is applicable to 1996. In addition, the Companies optionally redeemed approximately $105,000,000 of long-term debt through May 1, 1996.

         Nuclear fuel purchases are financed through OES Fuel, Incorporated ("OES Fuel," a wholly owned subsidiary of the Company) commercial paper and loans, both of which are supported by a $225,000,000 long-term bank credit agreement. Investments for additional nuclear fuel during the 1996-2000 period are estimated to be approximately $180,000,000, of which approximately $29,000,000 applies to 1996. During the same periods, the Companies' nuclear fuel investments are expected to be reduced by approximately $191,000,000 and $39,000,000, respectively, as the nuclear fuel is consumed. Also, the Companies have operating lease commitments of approximately $594,000,000 for the 1996-2000 period, of which approximately $108,000,000 relates to 1996. The Companies recover the cost of nuclear fuel consumed and operating leases through their electric rates.

         Short-term borrowings of $119,008,000 at March 31, 1996, represented debt of OES Capital, Incorporated ("OES Capital," a wholly owned subsidiary of the Company), which is secured by customer accounts receivable. OES Capital can borrow up to $120,000,000 under a receivables financing agreement at rates based on certain bank commercial paper. The Companies also had $52,000,000 of unused short-term bank lines of credit as of March 31, 1996. In addition, $50,000,000 was available through bank facilities that provide for borrowings on a short-term basis at the banks' discretion. The Company had the capability to borrow $135,000,000 as of March 31, 1996 through OES Fuel credit facilities.

         Based on their present plans, the Companies could provide for their cash requirements during the remainder of 1996 from the following sources: funds to be received from operations; available cash and temporary cash investments (approximately $30,000,000 as of March 31, 1996); the issuance of long-term debt (for refunding purposes); and funds available under the short-term bank credit arrangements.

         For the period 1996-2000, external financings may be used to provide a portion of the Companies' cash requirements. The extent and type of future financings will depend on the need for external funds as well as market conditions, the maintenance of an appropriate capital structure and the ability of the Companies to comply with coverage requirements in order to issue first mortgage bonds and preferred stock. The Companies will continue to monitor financial market conditions and, where appropriate, may take advantage of economic opportunities to refund debt and preferred stock to the extent that their financial resources permit.


                          DESCRIPTION OF THE NEW BONDS


General

         The New Bonds will be authenticated and delivered under a General Mortgage Indenture and Deed of Trust, between the Company and The Bank of New York (the "New Mortgage Trustee"), dated as of June 1, 1996. The New Mortgage Trustee will act as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Such General Mortgage and Deed of Trust, as supplemented by various supplemental indentures, including one or more supplemental indentures relating to the New Bonds, is hereinafter referred to as the "New Mortgage." The summaries herein do not purport to be complete and are subject to the detailed provisions of the New Mortgage. Capitalized terms used herein which are not otherwise defined in this Prospectus shall have the meanings ascribed thereto in the New Mortgage. Wherever particular provisions of the New Mortgage or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such reference. References to article and section numbers in this description of the New Bonds, unless otherwise indicated, are references to article and section numbers of the New Mortgage or the First Mortgage (as defined herein), as the case may be.

         The New Mortgage provides that additional bonds may be issued thereunder on the basis of Pledged Bonds (as hereinafter defined), property additions, retired bonds and cash. (See "Issuance of Additional Mortgage Bonds" below.) The New Bonds and all other bonds heretofore or hereafter issued under the New Mortgage are collectively referred to herein as the "Mortgage Bonds."

         Reference is made to the Prospectus Supplement for a description of the following terms of the series of New Bonds in respect of which this Prospectus is being delivered (the "Offered Bonds"): (i) the title (series designation) of the Offered Bonds; (ii) the limit, if any, upon the aggregate principal amount of the Offered Bonds; (iii) the date or dates on which the principal of the Offered Bonds, or any Tranche thereof, is payable; (iv) the rate or rates at which the Offered Bonds, or any Tranche thereof, will bear interest, if any, the date or dates from which such interest will accrue, the dates on which any such interest will be payable ("Interest Payment Dates") and the regular record dates for any interest payable on the Interest Payment Dates; (v) the basis on which the Offered Bonds will be issued; (vi) the option, if any, of the Company to redeem the Offered Bonds and the periods within which or the dates on which, the prices at which and the terms and conditions upon which, the Offered Bonds, or any Tranche thereof, may be redeemed, in whole or in part, upon the exercise of such option; (vii) the obligation, if any, of the Company to redeem or purchase the Offered Bonds pursuant to any sinking fund or analogous provisions or at the option of the Holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which the Offered Bonds, or any Tranche thereof, will be redeemed, in whole or in part, pursuant to such obligation; (viii) the denominations in which the Offered Bonds, or any Tranche thereof, will be issuable; (ix) whether the Offered Bonds will be originally issued in book-entry only form as discussed below under "Book-Entry Only System"; and (x) any other terms of the Offered Bonds not inconsistent with the provisions of the New Mortgage.

         While the New Mortgage contains provisions for the maintenance of the Mortgaged Property, it does not contain any provisions for a maintenance or sinking fund and, except as may be provided in a Supplemental Indenture (and described in the applicable Prospectus Supplement), there will be no provisions for any such funds for the New Bonds.

Form and Exchange

         New Bonds in definitive form will be issued only as registered bonds without coupons in denominations of $1,000 or any multiple thereof authorized by the Company. New Bonds will be exchangeable for a like aggregate principal amount of New Bonds of the same series of other authorized denominations and will be transferable at the office of the Company in New York, New York, without service charge in either case other than for any taxes or other governmental charge imposed in connection with such exchange or transfer. See "Transfer or Exchange."

Redemption of the New Bonds

         Any terms for the optional or mandatory redemption of any Offered Bonds will be set forth in the applicable Prospectus Supplement. Except as shall otherwise be provided in the applicable Prospectus Supplement with respect to any Offered Bonds redeemable at the option of the Holder, New Bonds will be redeemable only upon notice by mail not less than 30 days nor more than 180 days prior to the date fixed for redemption, and, if less than all the New Bonds of a series, or any Tranche thereof, are to be redeemed, the particular New Bonds to be redeemed will be selected by such method as shall be provided for the particular series or Tranche, or in the absence of any such provision, by such method as the Bond Registrar deems fair and appropriate. (Sections 5.03 and 5.04.)

         Any notice of redemption at the option of the Company may state that such redemption shall be conditioned upon receipt by the New Mortgage Trustee or Paying Agent, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such New Bonds and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such New Bonds. (Section 5.04.)

Security

         General. Except as discussed below, Mortgage Bonds now or hereafter issued under the New Mortgage will be secured primarily by:

                  (a) bonds ("First Mortgage Bonds") issued under the Company's Indenture dated August 1, 1930 (the "First Mortgage"), to The Bank of New York (successor trustee to Bankers Trust Company), as trustee (the "First Mortgage Trustee"), and delivered to the New Mortgage Trustee under the New Mortgage, which First Mortgage Bonds will be secured, equally and ratably with all other bonds issued under the First Mortgage, by a valid first lien on substantially all of the Company's physical property and franchises, subject only to excepted encumbrances as defined in the First Mortgage (Article I, Section 2); and

                  (b) the lien of the New Mortgage on the Company's properties used or to be used in or in connection with the generation, production, transmission or distribution of electric energy, which lien is junior to the lien of the First Mortgage.

                  The First Mortgage permits, with certain limitations, the acquisition of property subject to prior liens and, under certain conditions, permits the issuance of additional indebtedness under such prior liens to the extent of 60% of net property additions made by the Company to the property subject to such prior liens.

         As discussed below under "Pledged Bonds," following a merger or consolidation of another corporation into the Company, the Company could deliver to the New Mortgage Trustee bonds issued under an existing mortgage on the properties of such other corporation in lieu of or in addition to bonds issued under the First Mortgage. In such event, the Mortgage Bonds would be secured, additionally, by such bonds and by the lien of the New Mortgage on the properties of such other corporation, which would be junior to the liens of such existing mortgage and the First Mortgage. The First Mortgage and all such other mortgages are hereinafter, collectively, called the "Class "A" Mortgages," and all bonds issued under the Class "A" Mortgages and delivered to the New Mortgage Trustee are hereinafter collectively called the "Pledged Bonds." If and when no Class "A" Mortgages are in effect, the New Mortgage will constitute a first mortgage lien on the Company's properties used or to be used in or in connection with the generation, production, transmission or distribution of electric energy.

         Pledged Bonds. The Pledged Bonds will be issued and delivered to, and registered in the name of, the New Mortgage Trustee or its nominee and will be owned and held by the New Mortgage Trustee, subject to the provisions of the New Mortgage, for the benefit of the Holders of all Mortgage Bonds Outstanding from time to time, and the Company will have no interest in such Pledged Bonds. Except as may be otherwise set forth in the supplemental indenture or board resolution or officer's certificate pursuant to a supplemental indenture or a board resolution pursuant to which any Mortgage Bonds are to be issued, Pledged Bonds issued as the basis for the authentication and delivery of such Mortgage Bonds (a) will mature on the same dates, and in the same principal amounts, as such Mortgage Bonds, and (b) will contain, in addition to any mandatory redemption provisions applicable to all Pledged Bonds Outstanding under the related Class "A" Mortgage, mandatory redemption provisions correlative to provisions for mandatory redemption, or for redemption at the option of the Holder, of such Mortgage Bonds. Pledged Bonds issued as the basis for authentication and delivery of a series or Tranche of Mortgage Bonds (x) may, but need not, bear interest, any such interest to be payable at the same times as interest on the Mortgage Bonds of such series or Tranche, and (y) may, but need not, contain provisions for the redemption thereof at the option of the Company, any such redemption to be made at a redemption price or prices not less than the principal amount of such Pledged Bonds. (Sections 4.02 and 7.01.)

         Any payment by the Company of principal of or premium or interest on the Pledged Bonds held by the New Mortgage Trustee will be applied by the New Mortgage Trustee to the payment of any principal, premium or interest, as the case may be, in respect of the Mortgage Bonds which is then due, and, to the extent of such application, the obligation of the Company under the New Mortgage to make such payment in respect of the Mortgage Bonds will be deemed satisfied and discharged. If, at the time of any such payment of principal of Pledged Bonds, there shall be no principal then due in respect to the Mortgage Bonds, the proceeds of such payment will be deemed to constitute Funded Cash and will be held by the New Mortgage Trustee as part of the New Mortgaged Property, to be withdrawn, used or applied as provided in the New Mortgage. If, at the time of any such payment of premium or interest on Pledged Bonds, there shall be no premium or interest, as the case may be, then due in respect of the Mortgage Bonds, the proceeds of such payment will be remitted to the Company at its request. Any payment by the Company of principal of or premium or interest on Mortgage Bonds authenticated and delivered on the basis of the deposit with the New Mortgage Trustee of Pledged Bonds (other than by application of the proceeds in respect of such Pledged Bonds) will, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal, premium or interest, as the case may be, in respect of such Pledged Bonds which is then due. (Section 7.02; and see "Withdrawal of Cash" below.)

         The New Mortgage Trustee may not sell, assign or otherwise transfer any Pledged Bonds except to a successor trustee under the New Mortgage. (Section 7.04.) At the time any Mortgage Bonds of any series, or any Tranche thereof, which have been authenticated and delivered upon the basis of Pledged Bonds cease to be

Outstanding (other than as a result of the application of the proceeds of the payment or redemption of such Pledged Bonds), the New Mortgage Trustee shall surrender to or upon the order of the Company an equal principal amount of such Pledged Bonds having the same Stated Maturity and mandatory redemption provisions as such Mortgage Bonds. (Section 7.03.)

         At the date of this Prospectus, the only Class "A" Mortgage is the First Mortgage and the only Pledged Bonds issuable at this time are First Mortgage Bonds issuable thereunder. The New Mortgage provides that in the event of the merger or consolidation of another company with or into the Company, an existing mortgage constituting a lien on properties of such other company prior to the lien of the New Mortgage may be designated by the Company as an additional Class "A" Mortgage. Bonds thereafter issued under such additional mortgage would be Pledged Bonds and could provide the basis for the authentication and delivery of Mortgage Bonds under the New Mortgage. (Section 7.06.) When no Pledged Bonds are Outstanding under a Class "A" Mortgage except for Pledged Bonds held by the New Mortgage Trustee, then, at the request of the Company and subject to satisfaction of certain conditions, the New Mortgage Trustee will surrender such Pledged Bonds for cancellation, and the related Class "A" Mortgage will be satisfied and discharged, the lien of such Class "A" Mortgage on the Company's property will cease to exist and the priority of the lien of the New Mortgage will be increased. (Section 7.07.)

         The New Mortgage provides that, so long as any Mortgage Bonds are Outstanding, the Company will not issue any additional bonds under any Class "A" Mortgage except (i) to replace mutilated, destroyed, lost or stolen bonds issued under such Class "A" Mortgage or (ii) Pledged Bonds issued to the New Mortgage Trustee as the basis for the authentication and delivery of Mortgage Bonds. First Mortgage Bonds may currently be issued under the First Mortgage on the basis of property additions, retirements of bonds previously issued under the First Mortgage and cash deposited with the First Mortgage Trustee. As of March 31, 1996, $1,276,225,000 of First Mortgage Bonds (other than Pledged Bonds) were outstanding.


         Lien of the New Mortgage. The properties of the Company used or to be used in or in connection with the generation, production, transmission or distribution of electric energy are subject to the lien of the New Mortgage. Substantially all of such property, while subject to the lien of the New Mortgage, will be also subject to the prior lien of the First Mortgage. The Mortgage Bonds will have the benefit of the prior lien of the First Mortgage on such property, and the benefit of the prior lien of any additional Class "A" Mortgage on any property subject thereto, to the extent of the aggregate principal amount of Pledged Bonds, issued under the respective Class "A" Mortgages, held by the New Mortgage Trustee.

         The lien of the New Mortgage is subject to Permitted Liens which include tax liens and other governmental charges which are not delinquent and which are being contested, construction and materialmen's liens, certain judgment liens, easements, reservations and rights of others (including governmental entities) in, and defects of title in, certain property of the Company, certain leasehold interests, liens on the Company's pollution control and sewage and solid waste facilities and certain other liens and encumbrances. (Section 1.01.)

         There are excepted from the lien of the New Mortgage, among other things, cash and securities not paid to, deposited with or held by the New Mortgage Trustee under the New Mortgage; contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, claims, certain intellectual property rights and other general intangibles; permits, licenses and franchises; automobiles, other vehicles, movable equipment, aircraft and vessels; all goods, wares and merchandise held for sale or lease in the ordinary course of business or for use by or for the benefit of the Company; fuel, materials, supplies and other personal property consumable in the operations of the Company's business; computers, machinery, and equipment; coal, ore, gas, oil, minerals and timber mined or extracted from the land; gas transmission lines connecting wells with main or branch trunk lines or field gathering lines connecting wells with main or branch trunk lines; electric energy, gas, steam, water and other products generated, produced or purchased; leasehold interests; and all books and records. (Granting Clauses.) The First Mortgage contains similar, but not identical, exceptions.

         Without the consent of the Holders, the Company and the New Mortgage Trustee may enter into supplemental indentures to subject to the lien of the New Mortgage additional property, whether or not used in the electric utility business (including property which would otherwise be excepted from such lien). (Section 14.01.) Such property, so long as the same would otherwise constitute Property Additions (as described below), would thereupon constitute Property Additions and be available as a basis for the issuance of Mortgage Bonds. (See "Issuance of Additional Mortgage Bonds" below.)

         The New Mortgage contains provisions subjecting after-acquired property to the lien thereof, subject to the prior lien of the First Mortgage and any other Class A Mortgage. These provisions are limited in the case of consolidation or merger (whether or not the Company is the surviving corporation) or sale of substantially all of the Company's assets. In the event of consolidation or merger of the Company with or into another corporation and such other corporation is the surviving corporation or the transfer of all the mortgaged property as or substantially as an entirety, the New Mortgage will not be required to be a lien upon any of the properties then owned or thereafter acquired by the surviving corporation, except properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties. In the event of a merger or consolidation of a corporation with or into the Company and the Company is the surviving corporation, unless a supplemental indenture to the New Mortgage shall otherwise provide, the New Mortgage will not be required to be a lien upon any of the properties acquired by the Company in or as result of such transaction or any improvements, extensions or addition to such properties or any renewal replacements or substitutions of or for any part or parts of such properties. (Article Thirteen; and see "Consolidation, Merger, Conveyance, Transfer or Lease" below.) In addition, after-acquired property may be subject to vendors' liens, purchase money mortgages and other liens thereon at the time of acquisition thereof, including the lien of any Class "A" Mortgage.

         The New Mortgage provides that the New Mortgage Trustee will have a lien, prior to the lien on behalf of the holders of Mortgage Bonds, upon Mortgaged Property and any money collected by the New Mortgage Trustee as proceeds of the Mortgaged Property, for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (Section 11.07.)

Issuance of Additional Mortgage Bonds

         The principal amount of Mortgage Bonds which may be issued under the New Mortgage (Section 3.01) is not limited. Mortgage Bonds of any series may be issued from time to time under Article Four of the New Mortgage on the basis of, and in an aggregate principal amount not exceeding:

                  (1) the aggregate principal amount of Pledged Bonds issued and delivered to the Trustee;

                  (2) 70% of the Cost or Fair Value to the Company (whichever is less) of Property Additions (as described below) which do not constitute Bonded Property Additions (being, generally, Property Additions which have been made the basis of the authentication and delivery of Mortgage Bonds, the release of mortgaged property or cash withdrawals) after certain deductions and additions, primarily including adjustments to offset property retirements;

                  (3) the aggregate principal amount of Retired Bonds (which consist of Mortgage Bonds no longer Outstanding under the New Mortgage (including Mortgage Bonds deposited under any sinking or analogous funds) which have not been used for certain other purposes under the New Mortgage and which are not to be paid, redeemed or otherwise retired by the application of Funded Cash), but if Pledged Bonds have been made the basis for the authentication and delivery of such Retired Bonds, only if the related Class "A" Mortgage has been discharged: and

                  (4)   an amount of cash deposited with the Trustee.

         In general, the issuance of Mortgage Bonds is subject to Adjusted Net Earnings of the Company for 12 consecutive months within the preceding 18 months being at least two times the Annual Interest Requirements on all Mortgage Bonds at the time Outstanding, Mortgage Bonds then applied for, all outstanding bonds issued under a Class A Mortgage other than Pledged Bonds held by the New Mortgage Trustee under the New Mortgage, and all other indebtedness (with certain exceptions) secured by a lien prior to the lien of the New Mortgage, except that no such net earnings requirement need be met if the additional Mortgage Bonds to be issued are to have no Stated Interest Rate prior to Maturity. The Company is not required to satisfy the net earnings requirement prior to issuance of Mortgage Bonds as provided in (1) above if the Pledged Bonds issued and delivered to the New Mortgage Trustee as the basis for such issuance have been authenticated and delivered under the related Class "A"

Mortgage on the basis of retired Class A Bonds. In addition, the Company is not required to satisfy the net earnings requirement prior to issuance of Mortgage Bonds as provided in (3) above unless (a) the Stated Maturity of the Retired Bonds is a date less than five years after the date of the Company Order requesting the authentication and delivery of such Mortgage Bonds and (b) the maximum Stated Interest Rate, if any, on such Retired Bonds at the time of their authentication and delivery is less than the maximum Stated Interest Rate, if any, on such Mortgage Bonds to be in effect upon the initial authentication and delivery of such Mortgage Bonds. In general, the interest requirement with respect to variable interest rate indebtedness, if any, is determined with reference to the rate or rates in effect on the date immediately preceding such determination or the rate to be in effect upon initial authentication. (Section
1.03 and Article Four).

         Adjusted Net Earnings are calculated before, among other things, provisions for income taxes; depreciation or amortization of property; interest on any indebtedness and amortization of debt discount and expense; any non-recurring charge to income of whatever kind or nature (including without limitation the recognition of expense or impairment due to the non-recoverability of assets or expense), whether or not recorded as a non-recurring item in the Company's books of account; and any refund of revenues previously collected or accrued by the Company subject to possible refund. With respect to Mortgage Bonds of a series subject to a Periodic Offering (such as a medium-term note program), the New Mortgage Trustee may be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the Mortgage Bonds of such series (unless the Company Order requesting the authentication and delivery of such Mortgage Bonds is delivered on or after the date which is two years after the most recent Net Earnings Certificate was delivered, in which case an updated certificate would be required to be delivered). (Sections 1.03 and 4.01.)

         Property Additions generally include any property which is owned by the Company and is subject to the lien of the New Mortgage, except any property the cost of acquisition or construction of which is properly chargeable to an operating expense account of the Company. (Section 1.04.)

         Unless otherwise provided in the applicable Prospectus Supplement, the Company will issue the Mortgage Bonds on the basis of Pledged Bonds (i.e., First Mortgage Bonds) issued under its First Mortgage.

Release of Property

         The Company may obtain the release from the lien of the New Mortgage of any Mortgaged Property if the Fair Value of all of the Mortgaged Property (excluding the Mortgaged Property to be released but including any Mortgaged Property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) equals or exceeds an amount equal to twenty-fourteenths (20/14ths) of the aggregate principal amount of Mortgage Bonds Outstanding and bonds issued under Class "A" Mortgages outstanding (other than Pledged Bonds).

         The New Mortgage provides simplified procedures for the release of property which has been released from the lien of a Class "A" Mortgage, minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the New Mortgage Trustee.

         If any property released from the lien of the New Mortgage continues to be owned by the Company after such release, the New Mortgage will not become a lien on any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property. (Article Eight.)

Withdrawal of Cash

         Subject to certain limitations, cash held by the New Trustee may (1) be withdrawn by the Company (a) to the extent of the Cost or Fair Value to the Company (whichever is less) of Unbonded Property Additions, after certain deductions and additions primarily including adjustments to offset retirements, or (b) in an amount equal to twenty-fourteenths (20/14ths) of the aggregate principal amount of Mortgage Bonds that the Company would be entitled to issue on the basis of Retired Bonds (with the entitlement to such issuance being waived by operation of such withdrawal), or (c) in an amount equal to twenty-fourteenths (20/14ths) of the aggregate principal amount of any Outstanding Mortgage Bonds delivered to the New Trustee, or (2) upon the request of the Company, be applied to (a) the purchase of Mortgage Bonds (at prices not exceeding twenty-fourteenths (20/14ths) of the principal amount thereof) or (b) the redemption or payment at Stated Maturity of Mortgage Bonds (with any Mortgage Bonds received by the New Trustee pursuant to these provisions being canceled by the New Trustee) (Section 8.06); provided, however, that cash deposited with the New Mortgage Trustee as the basis for the authentication and delivery of Mortgage Bonds, as well as cash representing a payment of principal of Pledged Bonds, may only be withdrawn in an amount equal to the aggregate principal amount of Mortgage Bonds the Company would be entitled to issue on any basis (with the entitlement to such issuance being waived by operation of such withdrawal), or may, upon the request of the Company, be applied to the purchase, redemption or payment of Mortgage Bonds at prices not exceeding, in the aggregate, the principal amount thereof (Sections
4.05 and 7.02).

Consolidation, Merger, Conveyance, Transfer or Lease

         The  Company  may  not  consolidate   with  or  merge  into  any  other
corporation or convey, transfer or lease the Mortgaged Property as or substantially as an entirety to any person unless (a) such transaction is on such terms as will fully preserve the lien and security of the New Mortgage and the rights and powers of the New Mortgage Trustee and Holders, (b) the corporation formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the Mortgaged Property as or substantially as an entirety is a corporation organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, and such corporation executes and delivers to the New Mortgage Trustee a supplemental indenture, which contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the Mortgage Bonds and the performance of all of the covenants of the Company under the New Mortgage and which contains a grant, conveyance, transfer and mortgage by the corporation confirming the lien of the New Mortgage on the Mortgaged Property and subjecting to such lien all property thereafter acquired by the corporation which shall constitute an improvement, extension or addition to the Mortgaged Property or a renewal, replacement or substitution of or for any part thereof, and, at the election of the corporation, subjecting to the lien of the New Mortgage such other property then owned or thereafter acquired by the corporation as the corporation shall specify, and (c) in the case of a lease, such lease will be made expressly subject to termination by the Company or the New Mortgage Trustee at any time during the continuance of an Event of Default. (Section 13.01.)

         Other than the security afforded by the lien of the First Mortgage and the New Mortgage and the restrictions on the issuance of additional First Mortgage Bonds and Mortgage Bonds, there are no provisions of the First Mortgage or the New Mortgage which afford the holders of the Mortgage Bonds protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company. Neither the First Mortgage nor the New Mortgage contain provisions requiring the repurchase of the Mortgage Bonds upon a change in control of the Company.

Modification of New Mortgage

         Without the consent of any Holders, the Company and the New Mortgage Trustee may enter into one or more supplemental indentures for any of the following purposes:

                  (a) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the New Mortgage and in the Mortgage Bonds ("Consolidation, Merger, Conveyance, Transfer or Lease" above); or

                  (b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Mortgage Bonds of one or more specified series, or one or more specified Tranches thereof, or to surrender any right or power conferred upon the Company by the New Mortgage; or

                  (c) to correct or amplify the description of any property at any time subject to the lien of the New Mortgage, or better to assure, convey and confirm to the New Mortgage Trustee any property subject or required to be subjected to the lien of the New Mortgage, or to subject to the lien of the New Mortgage additional property; or

                  (d) to convey, transfer and assign to the New Mortgage Trustee and to subject to the lien of the New Mortgage with the same force and effect as if included in the New Mortgage, property of subsidiaries of the Company used or to be used for one or more purposes which if owned by the Company would constitute property used or to be used for one or more of the Primary Purposes of the Company's Business, which property shall for all purposes of the New Mortgage be deemed to be property of the Company, together with such other provisions as may be appropriate to express the respective rights of the New Mortgage Trustee and the Company in regard thereto; or

                  (e) to change or eliminate any provision of the New Mortgage or to add any new provision to the New Mortgage, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Mortgage Bonds of any series or Tranche in any material respect, such change, elimination or addition will become effective with respect to such series or Tranche only when no Mortgage Bond of such series or Tranche remains outstanding under the New Mortgage; or

                  (f) to establish the form or terms of the Mortgage Bonds of any series or Tranche as permitted by the New Mortgage; or

                  (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

                  (h)   to  evidence   and  provide   for  the   acceptance   of
         appointment by a successor trustee or by a co-trustee or separate trustee; or

                  (i) to provide for the procedures required to permit the Company to utilize, at its option, a noncertificated system of registration for all, or any series or Tranche of, the Mortgage Bonds; or

                  (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on the Mortgage Bonds of any series, or any Tranche thereof, will be payable, (2) any Mortgage Bonds of any series, or any Tranche thereof, may be surrendered for registration of transfer, (3) any Mortgage Bonds of any series, or any Tranche thereof, may be surrendered for exchange, and (4) notices and demands to or upon the Company in respect of the Mortgage Bonds of any series, or any Tranche thereof, and the New Mortgage may be served; or

                  (k) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the New Mortgage, so long as such other changes or additions do not adversely affect the interests of the Holders of Mortgage Bonds of any series or Tranche in any material respect; or

                  (l) to reflect changes in Generally Accepted Accounting Principles; or

                  (m) to provide the terms and conditions of the exchange or conversion, at the option of the holders of Mortgage Bonds of any series, of the Mortgage Bonds of such series for or into Mortgage Bonds of other series or stock or other securities of the Company or any other corporation; or

                  (n) to change the words "Mortgage Bonds" to "First Mortgage Bonds" in the descriptive title of all Outstanding Bonds at any time after the discharge of the First Mortgage; or

                  (o) to comply with the rules or regulations of any national securities exchange on which any of the Mortgage Bonds may be listed. (Section 14.01.)

         Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the New Mortgage in such a way as to require changes to the New Mortgage or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the New Mortgage or at any time thereafter, were required by the Trust Indenture Act to be contained in the New Mortgage, the Company and the New Mortgage Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment. (Section 14.01.)

         Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Mortgage Bonds of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the New Mortgage pursuant to one or more supplemental indentures; provided, however, if less than all of the series of Mortgage Bonds Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Mortgage Bonds of all series so directly affected, considered as one class, will be required; and provided further that if the Mortgage Bonds of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Mortgage Bonds of all Tranches so directly affected, considered as one class, will be required; and provided further that no such amendment or modification may, without the consent of each Holder of the Outstanding New Mortgage of each series or Tranche directly affected thereby,
(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Mortgage Bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Bond (i.e., Bond which by its terms pays less than the principal amount thereof upon an acceleration of the maturity) that would be due and payable upon a declaration of acceleration of maturity or change the coin or currency (or other property) in which any Mortgage Bond or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date), (b) permit the creation of any lien ranking prior to the lien of the New Mortgage with respect to all or substantially all of the Mortgaged Property or terminate the lien of the New Mortgage on all or substantially all of the Mortgaged Property, or deprive such Holder of the benefit of the security of the lien of the New Mortgage, (c) reduce the percentage in principal amount of the Outstanding Mortgage Bonds of such series or Tranche, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holder of which is required for any waiver of compliance with any provision of the New
Mortgage or any default thereunder and its consequences, or reduce the requirements for quorum or voting, or (d) modify certain of the provisions of the New Mortgage relating to supplemental indentures, waiver of certain covenants and waivers of past defaults. A supplemental indenture which changes or eliminates any covenant or other provision of the New Mortgage which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding Mortgage Bonds of one or more specified series, or one or more Tranches thereof, or modifies the rights of the Holders of Mortgage Bonds of such series or Tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the New Mortgage of the Holders of the Mortgage Bonds of any other series or Tranche. (Section 14.02.)

Waiver

         The Holders of at least a majority in aggregate principal amount of all Mortgage Bonds may waive the Company's obligations to comply with certain covenants, including the Company's obligation to maintain its corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and to make such recordings and filings as are necessary to protect the security of the Holders and the rights of the New Mortgage Trustee, provided that such waiver occurs before the time such compliance is required. The Holders of at least a majority of the aggregate principal amount of Outstanding Mortgage Bonds of all affected series or Tranches, considered as one class, may waive, before the time for such compliance, compliance with the Company's obligation to maintain an office or agency where the Mortgage Bonds of such series or Tranches may be surrendered for payment, registration, transfer or exchange, and compliance with any other covenant specified in a supplemental indenture respecting such series or Tranches. (Section 6.09.)

Events of Default

         Each of the following events constitutes an Event of Default under the New Mortgage:

                  (1) failure to pay interest on any Mortgage Bond within 60 days after the same becomes due;

                  (2) failure to pay principal or premium, if any, on any Mortgage Bond within 15 days after its Maturity;

                  (3) failure to perform or breach of any covenant or warranty of the Company in the New Mortgage (other than a covenant or a warranty a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 60 days after there has been given to the Company by the New Mortgage Trustee, or to the Company and the New Mortgage Trustee by the Holders of at least 50% in principal amount of Outstanding Mortgage Bonds, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default," unless the New Mortgage Trustee, or the New Mortgage Trustee and the Holders of a principal amount of Mortgage Bonds not less than the principal amount of Mortgage Bonds the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the New Mortgage Trustee, or the New Mortgage Trustee and such Holders, as the case may be, will be deemed to have agreed to an extension of such period if corrective action has been initiated by the Company within such period and is being diligently pursued;

                  (4) certain events relating to reorganization, bankruptcy and insolvency of the Company and appointment of a receiver or trustee for its property; or

                  (5) the occurrence of an Event of Default under any Class "A" Mortgage such that the maturity of amounts due thereunder may be accelerated; provided that the waiver or cure of any such Event of Default and the rescission and annulment of the consequences thereof shall constitute a waiver of the corresponding Event of Default under the New Mortgage and a rescission and annulment of the consequences thereof. (Section 10.01.)

Remedies

         If an Event of Default occurs and is continuing, then the New Mortgage Trustee or the Holders of not less than a majority in principal amount of Mortgage Bonds then Outstanding may declare the principal amount (or if the Mortgage Bonds are Discount Bonds, such portion of the principal amount as may be provided for such Discount Bonds pursuant to the terms of the New Mortgage) of all of the Mortgage Bonds together with premium, if any, and interest accrued, if any, thereon to be immediately due and payable. At any time after such declaration of the maturity of the Mortgage Bonds then Outstanding, but before the sale of any of the Mortgaged Property and before a judgment or decree for payment of money shall have been obtained by the New Mortgage Trustee as provided in the New Mortgage, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

                  (a) the Company has paid or deposited with the New Mortgage Trustee a sum sufficient to pay:

                        (1) all overdue interest, if any, on all Mortgage Bonds then Outstanding;

                        (2) the principal of and premium, if any, on any Mortgage Bonds then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Mortgage Bonds; and

                        (3)   all  amounts  due to the New  Mortgage  Trustee as
                  compensation   and   reimbursement  as  provided  in  the  New
                  Mortgage; and

                  (b) any other Event or Events of Default other than the non-payment of the principal of Mortgage Bonds which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the New Mortgage. (Sections 10.02 and 10.17.)

         The New Mortgage provides that, under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the New Mortgage Trustee has the power to take possession of, and to hold, operate and manage, the Mortgaged Property, or with or without entry, sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the New Mortgage Trustee or pursuant to judicial proceedings, the principal of the Outstanding Mortgage Bonds, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (Sections 10.03, 10.04 and 10.05.)

         If an Event of Default occurs and is continuing, the Holders of a majority in principal amount of the Mortgage Bonds then Outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the New Mortgage Trustee or exercising any trust or power conferred on the New Mortgage Trustee, provided that (a) such direction does not conflict with any rule of law or with the New Mortgage, and could not involve the New Mortgage Trustee in personal liability in circumstances where indemnity would not, in the New Mortgage Trustee's sole discretion, be adequate,
(b) such direction is not unduly prejudicial to the rights of the nonassenting Holders, and (c) the New Mortgage Trustee may take any other action deemed proper by the New Mortgage Trustee which is not inconsistent with such discretion. (Section 10.16.)

         The New Mortgage provides that no Holder of any Mortgage Bond will have any right to institute any proceeding, judicial or otherwise, with respect to the New Mortgage, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (a) such Holder has previously given to the New Mortgage Trustee written notice of a continuing Event of Default; (b) the Holders of not less than a majority in aggregate principal amount of the Mortgage Bonds then Outstanding have made written request to the New Mortgage Trustee to institute proceedings in respect of such Event of Default and have offered the New Mortgage Trustee reasonable indemnity against cost and liabilities incurred in complying with such request; and (c) for 60 days after receipt of such notice, the New Mortgage Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the New Mortgage Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of Mortgage Bonds then Outstanding. Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (Section 10.11.) Notwithstanding that the right of a Holder to institute a proceeding with respect to the New Mortgage is subject to certain conditions precedent, each Holder of a Mortgage Bond has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Mortgage Bond when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder. (Section 10.12.) The New Mortgage provides that the New Mortgage Trustee give the Holders notice of any default under the New Mortgage to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to Holders of a default of the character described in paragraph (3) under "Events of Default" shall be given until at least 45 days after the occurrence thereof. (Section 11.02.) The Trust Indenture Act currently permits the New Mortgage Trustee to withhold notice of default (except for certain payment defaults) if the New Mortgage Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

         As a condition precedent to certain actions by the New Mortgage Trustee in the enforcement of the lien of the New Mortgage and institution of action on the Mortgage Bonds, the New Mortgage Trustee may require adequate indemnity against costs, expense and liabilities to be incurred in connection therewith. (Sections 10.11 and 11.01.)

         In addition to every other right and remedy provided in the New Mortgage, the New Mortgage Trustee may exercise any right or remedy available to the New Mortgage Trustee in its capacity as owner and holder of Pledged Bonds which arises as a result of a default or Matured Event of Default under any Class "A" Mortgage, whether or not an Event of Default under the New Mortgage has then occurred and is continuing. (Section 10.20.)

Defeasance

         Any Mortgage Bond or Bonds, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the New Mortgage, and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the New Mortgage Trustee, in trust: (a) money (including Funded Cash) in the amount which will be sufficient, or (b) Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Mortgage Bond or Bonds or portions thereof. (Section 9.01.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

         While there is no legal precedent directly on point, it is possible that, for federal income tax purposes, any deposit contemplated in the preceding paragraph could be treated as a taxable exchange of the related Mortgage Bonds for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, Holders of such Mortgage Bonds would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Mortgage Bonds. Such Holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be different from the amount that would be includible in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

Resignation of the New Mortgage Trustee

         The New Mortgage Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by Act of the Holders of a majority in principal amount of Mortgage Bonds then Outstanding delivered to the New Mortgage Trustee and the Company. No resignation or removal of the New Mortgage Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the New Mortgage. In addition, so long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, under certain circumstances, if the Company has delivered to the New Mortgage Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the New Mortgage, the New Mortgage Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the New Mortgage.
(Section 11.10.)

Concerning the New Mortgage Trustee

         The Bank of New York, the Trustee under the New Mortgage, has been a regular depositary of funds of the Company. As trustee under both the New Mortgage and the First Mortgage, The Bank of New York may have a conflicting interest for purposes of the Trust Indenture Act if an Event of Default were to occur under either Mortgage. In that case, the New Mortgage Trustee may be required to eliminate such conflicting interest by resigning either as New Mortgage Trustee or as First Mortgage Trustee. There are other instances under the Trust Indenture Act which would require the resignation of the New Mortgage Trustee, such as an affiliate of the New Mortgage Trustee acting as underwriter with respect to any of the Mortgage Bonds.

         The Company and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York in the ordinary course of their businesses. The Bank of New York also acts as trustee under certain indentures relating to borrowings by or for the benefit of the lessors to finance their acquisition of the Company's interest in the Perry Nuclear
Power Plant and Beaver Valley Power Station in connection with the sale and leaseback of certain undivided interests in those plants. Under the sale/leaseback documents, the Company is ultimately responsible for the payment of this indebtedness. The Bank of New York also acts as trustee under the trust agreement, guarantee and indenture relating to a series of preferred securities issued by a trust subsidiary of the Company.

Transfer or Exchange

         The transfer of the Mortgage Bonds may be registered, and Mortgage Bonds may be exchanged for other Mortgage Bonds of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, at the office of the Company, as Bond Registrar for the Mortgage Bonds, in New York, New York. The Company may change the place for registration of transfer of the Mortgage Bonds, may appoint one or more additional Bond Registrars (including the Company) and may remove any Bond Registrar, all at its discretion. (Section 6.02.) The applicable Prospectus Supplement will identify any new place for registration of transfer and additional Bond Registrar appointed, and will disclose the removal of any Bond Registrar effected, prior to the date of such Prospectus Supplement. Except as otherwise provided in the applicable Prospectus Supplement, no service charge will be made for any transfer or exchange of the Mortgage Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Mortgage Bonds. The Company will not be required to issue, and no Bond Registrar will be required to register, the transfer of or to exchange (a) Mortgage Bonds of any series (including the Mortgage Bonds) during a period of 15 days prior to giving any notice of redemption, or (b) any Mortgage Bond selected for redemption in whole or in part, except the unredeemed portion of any Mortgage Bond being redeemed in part. (Section 3.05.)

                             BOOK-ENTRY ONLY SYSTEM

         A particular series of Offered Bonds may be issued initially under a book-entry only system, registered in the name of Cede & Co., as registered bondholder and nominee for DTC. DTC will act as securities depository for such Offered Bonds. Individual purchases of Book-Entry Interests (as defined herein) in any Offered Bonds will be made in book-entry form. Purchasers of Book-Entry Interests will not receive certificates representing their interests in such Offered Bonds. So long as Cede & Co., as nominee of DTC, is the bondholder, references herein to the bondholders or registered owners of Offered Bonds will mean Cede & Co., rather than the owners of Book- Entry Interests in such Offered Bonds.

         DTC is a limited purpose trust company organized under the banking laws of the State of New York and a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act, as amended. DTC holds securities deposited by its participants (the "DTC Participants") and facilitates the settlement of securities transactions among DTC Participants in such securities through electronic computerized book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. Direct DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom, together with the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect Participants").

         DTC Participants purchasing Book-Entry Interests (as defined below) in any Offered Bonds will not receive certificates. Each DTC Participant will receive a credit balance in the records of DTC in the amount of such DTC Participant's interest in such Offered Bonds, which will be confirmed in accordance with DTC's standard procedures. The ownership interest of each actual purchaser of a Book-Entry Interest in an Offered Bond (the "Book-Entry Interests") will be recorded through the records of the DTC Participant or through the records of the Indirect Participant. Owners of Book-Entry Interests should receive from the DTC Participant or Indirect Participant a written confirmation of their purchase providing details of the Book-Entry Interests acquired. Transfers of Book-Entry Interests will be accomplished by book entries made by the DTC Participants or Indirect Participants who act on behalf of the owners of Book-Entry Interests. Owners of Book-Entry Interests will not receive certificates representing their ownership of Book-Entry Interests with respect to any related Offered Bonds except as described below upon the resignation of DTC.

         Under the New Mortgage, payments made to DTC or its nominee with respect to the Offered Bonds will satisfy the Company's obligations under the New Mortgage to the extent of the payments so made. Owners of Book-Entry Interests in the Offered Bonds will not be or be considered by the Company or the New Mortgage Trustee to be, and will not have any rights as, holders of Offered Bonds under the New Mortgage.

         NEITHER THE COMPANY NOR THE NEW MORTGAGE TRUSTEE NOR ANY OF THEIR AGENTS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY DTC PARTICIPANT, INDIRECT PARTICIPANT OR ANY OWNER OF A BOOK-ENTRY INTEREST OR ANY OTHER PERSON NOT SHOWN ON THE REGISTRATION BOOKS OF THE NEW MORTGAGE TRUSTEE OR ANY BOND REGISTRAR AS BEING A BONDHOLDER WITH RESPECT TO: (1) ANY OFFERED BONDS; (2) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DTC PARTICIPANT OR INDIRECT PARTICIPANT; (3) THE PAYMENT BY DTC OR ANY DTC PARTICIPANT OR INDIRECT PARTICIPANT OF ANY AMOUNT DUE TO ANY OWNER OF A BOOK-ENTRY INTEREST IN RESPECT OF THE PRINCIPAL OR REDEMPTION PRICE OF OR INTEREST ON ANY OFFERED BONDS; (4) THE DELIVERY BY DTC OR ANY DTC PARTICIPANT OR INDIRECT PARTICIPANT OF ANY NOTICE TO ANY OWNER OF A BOOK-ENTRY INTEREST WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE NEW MORTGAGE TO BE GIVEN TO BONDHOLDERS; (5) THE SELECTION OF THE OWNERS OF A BOOK-ENTRY INTEREST TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF ANY OFFERED BONDS; OR (6) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC OR ITS NOMINEE AS THE HOLDER OF ANY OFFERED BONDS.

         Principal and redemption price of, and interest on, Offered Bonds registered in the name of DTC or its nominee will be made to DTC or such nominee, as registered owner of such Offered Bonds. DTC is responsible for disbursing such payments to the appropriate DTC Participants and such DTC Participants, and any Indirect Participants, are in turn responsible for disbursing the same to the owners of Book-Entry Interests. Unless it has reason to believe it will not receive payment, DTC's current practice is to credit the accounts of the DTC Participants on a payment date in accordance with their respective holdings shown on the records of DTC. Payments by DTC Participants and Indirect Participants to owners of Book-Entry Interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC Participant or Indirect Participant and not of DTC, the Company or the New Mortgage Trustee, subject to any statutory and regulatory requirements as may be in effect from time to time.

         DTC Participants and Indirect Participants carry the "position" of the ultimate Book-Entry Interest owner on their records, and will be responsible for providing information to the ultimate Book-Entry Interest owner as to the Offered Bonds in which the Book-Entry Interest is held, debt service payments received, and other information. Each person for whom a DTC Participant or Indirect Participant acquires an interest in Offered Bonds, as nominee, may desire to make arrangements with such DTC Participant or Indirect Participant to receive a credit balance in the records of such DTC Participant or Indirect Participant, to have all notices of redemption or other communications to or by DTC which may affect such persons forwarded in writing by such DTC Participant or Indirect Participant, and to have notification made of all debt service payments.

         Purchases, transfers and sales of Book-Entry Interests by the ultimate Book-Entry Interest owners may be made through book entries made by DTC Participants or Indirect Participants or others who act for the ultimate Book-Entry Interest owner. The New Mortgage Trustee, the Company and the underwriters have no role in those purchases, transfers or sales.

         Owners of Book-Entry Interests may be charged a sum sufficient to cover any tax, fee, or other governmental charge that may be imposed in relation to any transfer or exchange of a Book-Entry Interest.

         The Company, any Bond Registrar, any Paying Agent and the New Mortgage Trustee will recognize and treat DTC (or any successor securities depository) or its nominee as the holder of Offered Bonds registered in its name or the name of its nominee for all purposes, including payment of debt service, notices, enforcement of remedies and voting. Under DTC's current practice, a proxy will be given to the DTC Participants holding Book-Entry Interests in Offered Bonds in connection with any matter on which holders of such Offered Bonds are asked to vote or give their consent. Crediting of debt service payments and transmittal of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants and by DTC Participants and Indirect Participants to the ultimate Book-Entry Interest owners are the responsibility of those persons and will be handled by arrangements among them and are not the responsibility of the New Mortgage Trustee, the Company or the underwriters involved in the sale of the Offered Bonds.

         The Company, any Bond Registrar or the New Mortgage Trustee, so long as a book-entry system is used for any series of Offered Bonds, will send any notice of redemption and any other notices required by the New Mortgage to be sent to holders of such Offered Bonds only to DTC (or such successor securities depository) or its nominee. Any failure of DTC to advise any DTC Participant, or of any DTC Participant or Indirect Participant to notify the Book-Entry Interest owner, of any such notice and its content or effect will not affect the validity of the redemption of the Offered Bonds called for redemption, or any other action premised on that notice. In the event of a call for redemption, the Company's, any Bond Registrar's or the New Mortgage Trustee's notification to DTC will initiate DTC's standard call process, and, in the event of a partial call, its lottery process by which the call will be randomly allocated to DTC Participants holding positions in the Offered Bonds to be redeemed. When DTC and DTC Participants allocate the call for redemption, the owners of the Book-Entry Interests that have been called should be notified by the broker or other person responsible for maintaining the records of those interests and subsequently credited by that person with the proceeds once such Offered Bonds are redeemed.

         The Company, any paying Agent, the New Mortgage Trustee and any underwriter or agent cannot and do not give any assurances that DTC, DTC Participants or others will distribute debt service on Offered Bonds made to DTC or its nominee as the registered owner, or any redemption or other notices, to the Book-Entry Interest owners, or that they will do so on a timely basis, or that DTC will serve and act in the manner described in this Prospectus.

         The Company understands that the current "Rules" applicable to DTC are on file with the Commission, and that the current "Procedures" of DTC to be followed in dealing with DTC Participants are on file with DTC.

         If DTC is at any time unwilling or unable to continue as depository, and a successor depository is not appointed by the Company within 90 days, the Company will issue individual certificates to owners of Book-Entry Interests in exchange for the Offered Bonds held by DTC or its nominee. In such instance, an owner of a Book- Entry Interest will be entitled to physical delivery of certificates equal in principal amount to such Book-Entry Interest and to have such certificates registered in its name. Individual certificates of Offered Bonds so issued will be issued in denominations of $1,000 or any multiple thereof.


                                 LEGAL OPINIONS

         Anthony J. Alexander, Esq., Akron, Ohio, who is Senior Vice President and General Counsel of the Company, has rendered an opinion to the Company as to the legality of the Mortgage Bonds offered hereby. Mr. Alexander and Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, N.Y. 10004-1490, also counsel for the Company, will render opinions to any underwriters or agents as to the legality of any Offered Bonds. Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, N.Y. 10017-3954, will act as counsel for any underwriters or agents and will render an opinion to them as to certain legal matters.


                                     EXPERTS

         The audited consolidated financial statements and related schedule incorporated by reference or included in the Company's Annual Report on Form 10-K, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports dated February 8, 1996 with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said reports which include an explanatory paragraph with respect to certain changes in accounting methods as discussed in the Notes to the consolidated financial statements.

         With respect to the unaudited interim consolidated financial information for the quarter ended March 31, 1996 and 1995 incorporated by reference herein, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for reviews of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim consolidated financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of
Section 11 of the Act for their report on the unaudited interim consolidated financial information because that report is not a "report" or "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

         The statements as to matters of law and legal conclusions included in the Company's Annual Report on Form 10-K and Form 10-Q Report incorporated herein by reference, and such statements included herein, have been prepared under the supervision of, and reviewed by, Anthony J. Alexander, Esq., Akron, Ohio, who is Senior Vice President and General Counsel of the Company, and such statements have been incorporated by reference or included herein upon his authority as an expert.


                              PLAN OF DISTRIBUTION

         The Company may sell the Mortgage Bonds (i) through underwriters or dealers, (ii) directly to a limited number of institutional purchasers or to a single purchaser, (iii) through agents or (iv) through any combination of the above. An accompanying Prospectus Statement will set forth the terms of the offering of the Offered Bonds, including the name or names of any underwriters, the purchase price of the Offered Bonds and the net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

         If underwriters are used in the sale, the Mortgage Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Mortgage Bonds may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms. The underwriter or underwriters with respect to a particular underwritten offering of Offered Bonds will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the several obligations of the underwriters to purchase the Offered Bonds will be subject to certain conditions precedent and the underwriters will be obligated to take and pay for all of the Offered Bonds if any are taken.

         The Mortgage Bonds may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Bonds will be named, and any commissions payable by the Company to such agent will be set forth, in an accompanying Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         If so indicated in the Prospectus Supplement, the Company will authorize underwriters or dealers to solicit offers by certain specified institutions to purchase Mortgage Bonds from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

         Agents, dealers and underwriters may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

         The place and time of delivery for the Offered Bonds in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         Filing fees--Securities and Exchange Commission ................................................  $ 17,242
         Printing and composition of registration statement, prospectus, etc. ...........................    80,000
         Services of Trustee and its counsel ............................................................    48,300
         Services of Counsel - Winthrop, Stimson, Putnam & Roberts.......................................    75,000
         Services of accountants--Arthur Andersen LLP. ..................................................    25,000
         Blue Sky fees and expenses .....................................................................    15,000
         Rating fees:
                  Moody's Investors Service, Inc. .......................................................    15,000
                  Standard & Poor's Corporation .........................................................    10,000
                  Duff & Phelps..........................................................................    10,000
         Miscellaneous ..................................................................................     4,458
                                                                                                            -------
                        Total............................................................................  $300,000
                                                                                                           ========

All of the above amounts, other than the filing fees, are estimates.


Item 15.  Indemnification of Directors and Officers.

                  Section 1701.13(E) of Title 17 of Page's Ohio Revised Code Annotated gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer or employee of that corporation, or of another corporation at the request of that corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, criminal or civil, to which he is or may be made a party because of being or having been such director, officer or employee, provided that in connection therewith, such person is determined to have acted in good faith in what he reasonably believed to be in or not opposed to the best interest of the corporation of which he is a director, officer or employee, without reasonable cause, in the case of a criminal matter, to believe that his conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person is made by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by the majority vote of the corporation's voting shareholders (or without a meeting upon two-thirds written consent of such shareholders), by judicial proceeding or by written opinion of legal counsel not retained by the corporation or any person to be indemnified during the five years preceding the date of determination.

         Section 36 of The Company Company's Code of Regulations provides as follows:

                  "The Corporation shall indemnify any person who is or was a director, officer, employee or agent of the Corporation or any person who is or has served at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, joint venture, trust or other enterprise (as his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer, employee, agent or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements set forth in any applicable law as the same may be in effect from time to time."

         The following resolution was adopted by the Board of Directors of the Company on December 19, 1995:

                  "RESOLVED, FURTHER: That, in addition to and not in derogation of any other indemnity that may be available, with respect to the preparation and filing of registration statement or registration statements with the Securities and Exchange Commission in connection with the proposed issuance and sale of the long-term indebtedness, the Equity Securities and/or preferred stock issued in connection with the Company's issuance of any Preferred Stock Note authorized at this meeting, this Company is hereby authorized and directed to indemnify and save harmless each and every officer and employee of the Company executing and preparing any such registration statement in its original or amended form and every director of the Company who was a director thereof at the time of the filing of any such registration statement in its original or amended form, against any and all expenses reasonably incurred by them or any of them in connection with any action, suit or proceeding arising out of the preparation, filing or use of any such registration statement or the related prospectus whether brought under the Securities Act of 1933 as amended, or under any other applicable law where such action, suit or proceeding is finally adjudicated in favor of such director, officer or employee and the time to appeal has expired;"

         Section 1701.13(E) of Title 17 of Page's Ohio Revised Code Annotated provides that the indemnification thereby permitted shall not be exclusive of any other rights that directors, officers or employees may have, including rights under insurance purchased by the corporation. The Company has insurance covering, subject to certain deductible provisions, its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering, subject to certain deductible provisions, its officers against certain other liabilities.


Item 16.  Exhibits.

Exhibit
Number
- -------

(1)      -        Form of  Underwriting  Agreement with respect to the New Bonds
                  (to be filed by amendment).

(4)(a)   -        Draft of the form of the New Bonds.  The form of the New Bonds is set forth in the form of  Supplemental  Indenture,  Exhibit
                  (4)(c) hereto, to which reference is hereby made.

(4)(b)   -        Form of  General  Mortgage  Indenture  and Deed of Trust to be
                  dated as of June 1, 1996 between the Company and The Bank of New York, as Trustee.

(4)(c)   -        Form of  Supplemental  Indenture for New Bonds (to be filed by amendment).

(4)(d)   -        Indenture  dated as of August 1, 1930  between the Company and
                  The Bank of New York (as successor to Bankers Trust Company), as Trustee, as amended and supplemented by Supplemental
                  Indentures dated as of August 1, 1930, March 3, 1931, November
                  1, 1935,  January 1, 1937,  September 1, 1937,  June 13, 1939,
                  August 1, 1974,  July 1, 1976,  December 1, 1976, and June 15,
                  1977 (which Indenture and Supplemental Indentures are hereby incorporated by reference to the following filings in which each has been respectively physically filed: Exhibits B-1, B-1(a) and B-1(b) in Registration No. 2-1725; Exhibit B-4 in
                  Registration  No.  2-2721;  Exhibit  B-5 in  Registration  No.
                  2-3402;  Exhibit B-6 in Form 8-A, File No.  1-2578-B;  Exhibit
                  7(a)-7 in Registration No. 2-5462; Exhibit 2(b) in Form 8-A dated August 28, 1974, File No. 1-2578; Exhibit 2(b) in Form
                  8-A dated July 28, 1976, File No. 1-2578; Exhibit 2(b) in Form
                  8-A dated December 15, 1976, File No. 1-2578; and Exhibit 2(b) in Form 8-A dated June 27, 1977, File No. 1-2578).

(4)(e)   -        Supplemental  Indentures  dated as of September 1, 1944, April
                  1, 1945,  September 1, 1948, May 1, 1950, January 1, 1954, May
                  1, 1955, August 1, 1956, March 1, 1958, April 1, 1959, June 1,
                  1961,  September 1, 1969, May 1, 1970, September 1, 1970, June
                  1, 1971, August 1, 1972, September 1, 1973, May 15,

                  1978, February 1, 1980, April 15, 1980, June 15, 1980, October
                  1, 1981,  October 15, 1981,  February 15, 1982,  July 1, 1982,
                  March 1, 1983, March 1, 1984, September 15, 1984, September 27, 1984, November 8, 1984, December 1, 1984, December 5, 1984, January 30, 1985, February 25, 1985, July 1, 1985,
                  October 1, 1985, January 15, 1986, May 20, 1986, June 3, 1986,
                  October 1, 1986, July 15, 1989, August 25, 1989,  February 15,
                  1991, May 1, 1991, May 15, 1991,  September 15, 1991, April 1,
                  1992, June 15, 1992,  September 15, 1992,  April 1, 1993, June
                  15,  1993,  September  15, 1993,  November 15, 1993,  April 1,
                  1995, May 1, 1995 and July 1, 1995. (Physically filed and designated in Registration No. 2-61146, as Exhibit 2(b)2, in Registration No. 2-66957, as Exhibits (b)(4) and (b)(5), in
                  Registration No. 2-68023 as Exhibits (b)(4) and (b)(5), in Registration No. 2-74059 as Exhibit (4)d, in Registration No. 2-75917 as Exhibits (4)e and (4)f, in Registration No. 2-89360 as Exhibits (4)(d), (4)(e) and (4)(f), in Registration No. 2-92918 as Exhibit (4)(d), in Registration No. 33-2576 as Exhibits 4(d) and 4(e), in Registration No. 33-8791 as
                  Exhibits 4(d) and 4(e), in Registration No. 33-29827 as Exhibits (4)(d) and (4)(e), in Registration No. 33-34663 as
                  Exhibits (4)(d) and (4)(e),  in  Registration  No. 33-39713 as
                  Exhibits (4)(d) and (4)(e), in Registration No. 33-45751 as Exhibits 4(d) and 4(e), in Registration No. 33-48931 as Exhibits (4)(d) and 4(e), in Registration No. 33-49413 as Exhibit (4)(d), in Registration No. 33-51139 as Exhibit
                  (4)(d),  in 1994 Form 10-K (File No. 1-2578) as Exhibit (4)(2)
                  and in 1995 Form 10-K (File No. 1-2578) as Exhibit (4)(2)).

(4)(f)   -        Form of Supplemental  Indenture for Pledged Bonds (to be filed by amendment).

(5)      -        Opinion of Counsel.

(12)     -        Computation  of  consolidated  ratios  of  earnings  to  fixed charges.

(15)     -        Letter of Arthur  Andersen  LLP  regarding  unaudited  interim financial information.

(23)(a)  -        Consent of Arthur Andersen LLP.

(23)(b)  -        Consent of Anthony J. Alexander,  Esq. (contained in Exhibit 5 hereto).

(24)     -        Power of  Attorney  (set forth on the  signature  pages of the
                  Registration Statement).

(25)    -         Statement of Eligibility of Trustee.


Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (6) That for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (7) That for purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Each of the undersigned directors and officers of the Registrant, individually as such director and/or officer, hereby makes, constitutes and appoints H. P. Burg, N. C. Ashcom, J. H. Byington and M. F. Cusick, and each of them severally, as his true and lawful attorney-in-fact and agent to execute in his name, place and stead, in any and all capacities, and to file with the Commission, this registration statement and any and all amendments, including post-effective amendments, to this registration statement pursuant to the above undertaking, which amendment may make such other changes in the registration statement as the registrant deems appropriate.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in The City of Akron and State of Ohio on the 5th day of June, 1996.

                               OHIO EDISON COMPANY


                               By:  /s/ W.R. HOLLAND
                                  ---------------------------
                                        W.R. Holland
                                        President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Name                       Title                             Date
         ----                       -----                             ----

     W.R. HOLLAND             President and Chief Executive        June 5, 1996
- ------------------------      Officer and Director (Principal
    (W.R. Holland)            Executive Officer)


       H.P. BURG              Senior Vice President and Director   June 5, 1996
- ------------------------      (Principal Financial Officer and
      (H.P. Burg)             Principal Accounting Officer)


    DONALD C. BLASIUS         Director                             June 5, 1996
- ------------------------
   (Donald C. Blasius)


    ROBERT M. CARTER          Director                             June 5, 1996
- ------------------------
   (Robert M. Carter)


   CAROL A. CARTWRIGHT        Director                             June 5, 1996
- ------------------------
  (Carol A. Cartwright)


     R.L. LOUGHHEAD           Director                             June 5, 1996
- ------------------------
    (R.L. Loughhead)


    RUSSELL W. MAIER          Director                             June 5, 1996
- ------------------------
   (Russell W. Maier)

    GLENN H. MEADOWS          Director                             June 5, 1996
- ------------------------
   (Glenn H. Meadows)


     PAUL J. POWERS           Director                             June 5, 1996
- ------------------------
    (Paul J. Powers)


   CHARLES W. RAINGER         Director                             June 5, 1996
- ------------------------
  (Charles W. Rainger)


     GEORGE M. SMART          Director                             June 5, 1996
- ------------------------
    (George M. Smart)


  JESSE T. WILLIAMS, SR.      Director                             June 5, 1996
- ------------------------
 (Jesse T. Williams, Sr.)

                                  EXHIBIT INDEX

Exhibit
Number
- -------

(1)      -        Form of  Underwriting  Agreement with respect to the New Bonds
                  (to be filed by amendment).

(4)(a)   -        Draft of the form of the New Bonds.  The form of the New Bonds is set forth in the form of  Supplemental  Indenture,  Exhibit
                  (4)(c) hereto, to which reference is hereby made.

(4)(b)   -        Form of  General  Mortgage  Indenture  and Deed of Trust to be
                  dated as of June 1, 1996 between the Company and The Bank of New York, as Trustee.

(4)(c)   -        Form of  Supplemental  Indenture for New Bonds (to be filed by amendment).

(4)(d)   -        Indenture  dated as of August 1, 1930  between the Company and
                  The Bank of New York (as successor to Bankers Trust Company), as Trustee, as amended and supplemented by Supplemental
                  Indentures dated as of August 1, 1930, March 3, 1931, November
                  1, 1935,  January 1, 1937,  September 1, 1937,  June 13, 1939,
                  August 1, 1974,  July 1, 1976,  December 1, 1976, and June 15,
                  1977 (which Indenture and Supplemental Indentures are hereby incorporated by reference to the following filings in which each has been respectively physically filed: Exhibits B-1, B-1(a) and B-1(b) in Registration No. 2-1725; Exhibit B-4 in
                  Registration  No.  2-2721;  Exhibit  B-5 in  Registration  No.
                  2-3402;  Exhibit B-6 in Form 8-A, File No.  1-2578-B;  Exhibit
                  7(a)-7 in Registration No. 2-5462; Exhibit 2(b) in Form 8-A dated August 28, 1974, File No. 1-2578; Exhibit 2(b) in Form
                  8-A dated July 28, 1976, File No. 1-2578; Exhibit 2(b) in Form
                  8-A dated December 15, 1976, File No. 1-2578; and Exhibit 2(b) in Form 8-A dated June 27, 1977, File No. 1-2578).

(4)(e)   -        Supplemental  Indentures  dated as of September 1, 1944, April
                  1, 1945,  September 1, 1948, May 1, 1950, January 1, 1954, May
                  1, 1955, August 1, 1956, March 1, 1958, April 1, 1959, June 1,
                  1961,  September 1, 1969, May 1, 1970, September 1, 1970, June
                  1, 1971,  August 1, 1972,  September  1, 1973,  May 15,  1978,
                  February 1, 1980,  April 15, 1980,  June 15, 1980,  October 1,
                  1981, October 15, 1981, February 15, 1982, July 1, 1982, March
                  1, 1983,  March 1, 1984,  September  15, 1984,  September  27,
                  1984,  November 8, 1984,  December 1, 1984,  December 5, 1984,
                  January 30, 1985,  February 25, 1985, July 1, 1985, October 1,
                  1985, January 15, 1986, May 20, 1986, June 3, 1986, October 1,
                  1986, July 15, 1989,  August 25, 1989,  February 15, 1991, May
                  1, 1991, May 15, 1991, September 15, 1991, April 1, 1992, June
                  15, 1992,  September 15, 1992,  April 1, 1993,  June 15, 1993,
                  September 15, 1993,  November 15, 1993,  April 1, 1995, May 1,
                  1995 and July 1, 1995. (Physically filed and designated in Registration No. 2-61146, as Exhibit 2(b)2, in Registration
                  No. 2-66957,  as Exhibits  (b)(4) and (b)(5),  in Registration
                  No. 2-68023 as Exhibits (b)(4) and (b)(5), in Registration No.
                  2-74059  as  Exhibit  (4)d,  in  Registration  No.  2-75917 as
                  Exhibits  (4)e  and  (4)f,  in  Registration  No.  2-89360  as
                  Exhibits  (4)(d),  (4)(e)  and  (4)(f),  in  Registration  No.
                  2-92918 as Exhibit  (4)(d),  in  Registration  No.  33-2576 as
                  Exhibits  4(d)  and  4(e),  in  Registration  No.  33-8791  as
                  Exhibits  4(d) and  4(e),  in  Registration  No.  33-29827  as
                  Exhibits (4)(d) and (4)(e),  in  Registration  No. 33-34663 as
                  Exhibits (4)(d) and (4)(e),  in  Registration  No. 33-39713 as
                  Exhibits (4)(d) and (4)(e),  in  Registration  No. 33-45751 as
                  Exhibits  4(d) and  4(e),  in  Registration  No.  33-48931  as
                  Exhibits  (4)(d) and 4(e),  in  Registration  No.  33-49413 as
                  Exhibit  (4)(d),  in  Registration  No.  33-51139  as  Exhibit
                  (4)(d),  in 1994 Form 10-K (File No. 1-2578) as Exhibit (4)(2)
                  and in 1995 Form 10-K (File No. 1-2578) as Exhibit (4)(2)).

(4)(f)   -        Form of Supplemental  Indenture for Pledged Bonds (to be filed by amendment).

(5)      -        Opinion of Counsel.

(12)     -        Computation  of  consolidated  ratios  of  earnings  to  fixed charges.

(15)     -        Letter of Arthur  Andersen  LLP  regarding  unaudited  interim financial information.

(23)(a)  -        Consent of Arthur Andersen LLP.

(23)(b)  -        Consent of Anthony J. Alexander,  Esq. (contained in Exhibit 5 hereto).

(24)    -         Power of  Attorney  (set forth on the  signature  pages of the
                  Registration Statement).

(25)    -         Statement of Eligibility of Trustee.